UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 4, 2010

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 5, 2010, AMVAC Chemical Corporation (“AMVAC”), one of our subsidiaries, as borrower, and its affiliates (including registrant), as guarantors, entered into a First Amendment to Credit Agreement (the “First Amendment”) with a syndicate of commercial lenders led by Bank of the West (AMVAC’s primary bank) as arranger, syndication agent, swing line lender and L/C issuer. The First Amendment amends that certain Credit Agreement dated as of December 19, 2006 (and more fully described in the Company’s Form 8-K filed on December 22, 2006) and includes the following material terms: (i) the Consolidated Funded Debt Ratio for the quarters of calendar year 2010 is changed from a ratio of 2.50:1.00 to a range of from 5.25:1.00 to 3.00:1.00; (ii) the Consolidated Fixed Charge Coverage Ratio for Q4 2009 and Q1 and Q2 2010 is changed from 1.50:1.00 to 1.25:1.00; (iii) Prime Rate is changed to be an alternate base rate (“Alternate Base Rate”) to be based upon the greater of (x) prime rate, (y) the federal funds rate plus 1.00%, and (z) the daily one-month LIBOR plus 1.00%; and (iv) the Eurodollar Rate and Alternate Base Rates are increased by between 1.25% and 2.25%, depending upon the Consolidated Funded Debt Ratio. The First Amendment does not alter loan commitments under the credit facility. AMVAC has had a banking relationship with its primary bank for over 20 years. The First Amendment is attached hereto as Exhibit 10.1

Item 2.02	Results of Operations and Financial Condition

On March 8, 2010 American Vanguard Corporation issued a press release announcing its financial results for the quarter and year ended December 31, 2009. The full text of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including the Exhibits attached hereto, is being furnished under Items 1.01, 2.02, and 8.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On March 8, 2010, American Vanguard Corporation issued a press release announcing that its Board of Directors had declared a cash dividend of $0.01 per share to be distributed on April 16, 2010 to shareholders of record as of April 2, 2010. The full text of that press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On March 8, 2010, American Vanguard Corporation issued a press release announcing that we entered into the First Amendment. That disclosure was made in the same press release that contains financial results as described in Item 2.02 above. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 4, 2010, the Board of Directors of American Vanguard Corporation determined that, pursuant to Article II, Section 2.01 of the By-Laws of American Vanguard Corporation (as amended), the 2010 Annual Meeting of Stockholders will be held at 11:00 am PDT on Thursday, June 10, 2010 at the Fairmont Hotel in Newport Beach, California and that the close of business on Friday, April 23, 2010, be the date of record for determination of stockholders having the right to vote at the Annual Meeting of Stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	First Amendment to Credit Agreement dated as of March 5, 2010.

Exhibit 99.1	Press release dated March 8, 2010 of American Vanguard Corporation announcing financial results for the three and 12 month periods ended December 31, 2009 and entry into the First Amendment.

Exhibit 99.2	Press release dated March 8, 2010 of American Vanguard Corporation announcing cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: March 8, 2010	By:	/s/ TIMOTHY J. DONNELLY
Timothy J. Donnelly
Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	First Amendment to Credit Agreement dated as of March 5, 2010.

Exhibit 99.1	Press release dated March 8, 2010 of American Vanguard Corporation announcing financial results for the three and 12 month periods ended December 31, 2009 and entry into the First Amendment.

Exhibit 99.2	Press release dated March 8, 2010 of American Vanguard Corporation announcing cash dividend.